EXHIBIT 21.1

OHIO EDISON COMPANY

LIST OF SUBSIDIARIES OF THE REGISTRANT
AT DECEMBER 31, 2004

Pennsylvania Power Company - Incorporated in Pennsylvania

OES Ventures, Incorporated - Incorporated in Ohio

OES Capital, Incorporated - Incorporated in Delaware

OES Finance, Incorporated - Incorporated in Ohio

OES Nuclear, Incorporated - Incorporated in Ohio

Ohio Edison Financing Trust - Incorporated in Delaware

Ohio Edison Financing Trust II - Incorporated in Delaware

Statement of Differences

Exhibit Number 21, List of Subsidiaries of the Registrant at December 31, 2004, is not included in the printed document.